Exhibit 99.1

Press Release dated January 17, 2007

Tower Tech Systems Announces First in a Series of Manufacturing Agreements to Produce 56 Large Wind Tower Support Structures for an affiliate of Gamesa Eolica

January 17, 2007; Manitowoc, Wisconsin: Tower Tech Holdings, Inc. (OTCBB: TWRT) is pleased to announce that their wholly owned subsidiary, Tower Tech Systems, Inc, has reached agreement to produce and deliver 56 large Wind Tower Support Structures for APOYOS Y ESTRUCTURAS METÁLICAS, S.A, an affiliate of Gamesa Eolica (MCE:GAM.MC) - one of the largest suppliers of wind power systems in the world.

The letter agreement confirms Gamesa Eolica purchase of 56 Wind Tower Support Structures; model G87 -78M from Tower Tech Systems, Inc. with delivery of the first two towers slated for February 10, 2007, with no less than two towers to be delivered every week thereafter. The four-section Wind Tower Support Structures are 78 meters when erected. For additional information on Gamesa Eolica visit: www.gamesa.es

The agreement also provides Tower Tech with an opportunity to elect to supply steel for the towers.

Samuel Fairchild, CEO of Tower Tech Holdings, voiced his support for the project, saying; “We are pleased to continue our ongoing relationship with Gamesa. Gamesa is a professional, even-handed organization with a keen understanding of wind energy economics. This follow-on contract underscores the success with which Tower Tech has met Gamesa’s high standards for quality and reliability. We look forward to even more success in our relationship with Gamesa over the coming year.”

Fairchild continued with, “This is the first in a series of announcements we will be making over the next several weeks that will commit our full 2007 and 2008 order book. As a company, we have clearly hit our stride, and the wind energy market has noticed. We hope to complete this production phase during the first half of 2007.”

Fairchild concluded with, “This is also our first opportunity to source steel, and we will make that final decision based on the scenario that contributes the greatest EBIDTA at the most manageable implementation risk. We will be looking to our new CFO, Randy Brumbelow, to provide guidance on that decision.”

Tower Tech Holdings, Inc (TWRT); Headquartered in Manitowoc, Wisconsin TWRT is dedicated to the exclusive mass-production of large wind tower support structures, wind turbine assemblies and monopiles for the multi-billion dollar wind power industry. Located on a 46-acre peninsula, Tower Tech leases or has options to lease more than

700,000 square feet of heavy manufacturing under roof. Tower Tech Systems believes it has one of the largest production capacities of any wind tower manufacturer in North America, and its ability to integrate the entire manufacturing process at its facility sets Tower Tech apart from other manufactures in the United States. For additional information visit the company website at: www.towertechsystems.com or call: Brian Neary at: 800-787-5439

Tower Tech Holdings, Inc

800-787-5439

Forward Looking Statement:

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward looking statements. Forward-looking statements deal with Tower Tech Holding’s Inc. (TWRT) current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms like ``believes,'' ``does not believe,'' ``plans,'' ``expects,'' ``intends,'' ``estimates,'' ``anticipates'' and other phrases of similar meaning are considered to imply uncertainty and are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause TWRT actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by TWRT with the Securities and Exchange Commission. TWRT cannot guarantee its future results, levels of activity, performance or achievements.